COMMERCIAL LEASE AGREEMENT

August

This Agreement of Lease (hereinafter "Lease") is effective as of ~~July~~ 1, 2007, by and between **Allen P. Reinhardt** and **WMBC Company,** an Ohio general partnership (hereinafter "Landlord"); and, **Ohio Legacy Bank, N.A.** (hereinafter "Tenant") upon the terms, covenants and conditions set forth below.

RECITAL OF AGREED FACTS:

A. Landlord owns and controls certain property that Tenant desires to lease; and

B. Landlord and Tenant desire to reduce their understanding to writing concerning their respective obligations.

Upon the terms, covenants and conditions hereinafter set forth, Landlord leases to Tenant and Tenant leases from Landlord, the Premises (as described in Section 1 below):

NOW, THEREFORE, Landlord and Tenant do hereby covenant and agree as follows:

1. PREMISES. On the terms and conditions set forth below, Landlord hereby leases to Tenant certain premises located at 2375 Benden Drive, Wooster, Ohio (the "Premises") which are more fully described in **Exhibit A.** The Premises consists of approximately 5750 square feet of the building located on the upper level of 2375 Suite A Benden Drive, Wooster, Ohio, as shown in the diagram attached hereto and made a part hereof as **Exhibit A** (hereinafter the "Premises"). Tenant's right to use the Premises shall include the right to use in common with other tenants and occupants of the building all driveways and parking areas.

2. TERM OF LEASE.

August

(a) Initial Term. The Initial Term of the Lease shall be for 5 years beginning ~~July~~ 1, 2007, and ending on ~~June~~ July 3~~0~~1, 2012.

(b) Option to Renew. Provided that Tenant is not in default of this Lease, the Tenant shall have the right to extend the term of this Lease for five additional one year terms commencing as of July 1, 2012, and ending on June 30th of each renewal year. Tenant must notify Landlord of its desire to renew the Lease in writing at least 60 days prior to the termination of the Initial Term or any renewal term. The Lease shall be renewed under the same terms and conditions contained in this Lease except rent, which shall increase 3% for each renewal term.

(c) Early Termination. Tenant, upon the occurrence of any of the following events, shall have the option upon 60 days notice to Landlord to terminate this Lease:

(i) Tenant's parent company, Ohio Legacy Corp. ("Legacy Corp") undergoes a change in control whereby such entity sells all or substantially all of its assets or has a change in the ownership of its voting securities, within any 180 day period, in conjunction with a transaction equal to or greater than 50% of its voting securities.

(ii) Tenant, or Legacy Corp, consummates a transaction whereby either entity, as a result of the transaction, within any 180 day period, increases its asset size in an amount equal to or greater than 50%.

3. **RENT.**

(a) Rent. The rent for the Premises shall be as follows:

(i) First Year. $4.00 per square foot.

(ii) Second Year. $5.00 per square foot.

(iii) Third Year. $6.00 per square foot.

(iv) Fourth Year. $7.00 per square foot.

(v) Fifth Year. $8.00 per square foot.

Tenant shall also be granted the first right of refusal to lease additional space in the same building as such space becomes available. Landlord shall provide Tenant with 30 days notice of the availability of the space, and Tenant shall have an additional 30 days to accept or reject such space. If accepted, the rent for such space shall be at the rate then applicable to the space rented by Tenant as set forth herein. All other terms and conditions of this Lease shall be applicable to such additional space.

(b) Late Charges. If payment due to Landlord from Tenant is not received by Landlord within ten (10) days after the due date, a "late charge" of five cents ($.05) for each one dollar ($1.00) so overdue may be charged by Landlord to Tenant as an additional rent. The purpose of this additional payment is to defray the expense incident to the handling of such delinquent payments, and the fee shall be payable by Tenant to Landlord upon demand.

(c) Payment by Check. If Tenant elects to make payment by check and if any check tendered by or on behalf of Tenant in payment of any sum due under this Lease is dishonored and returned to Landlord for any reason, Tenant shall be charged the sum of Fifty Dollars ($50.00) for each such check, which shall be payable as additional rent, to defray the expense of handling, processing and bookkeeping. Tenant shall promptly replace any dishonored check with a check which is the direct obligation of a bank or savings and loan institution (certified check, cashier's check, official check or money order). The amount of the replacement check shall be in the aggregate amount of the payment tendered, plus the late charges provided in Section 3(b) of this Lease, plus the Fifty Dollar ($50.00) charge required by this Section 3(c). Notwithstanding the foregoing provisions of this Section 3, if during the course of any 12 month period, two checks tendered by or on behalf of Tenant in payment of any such sum due under this Lease are dishonored and returned to Landlord for any reason, then Tenant shall at all times thereafter make payment of any such sum due under this Lease to Landlord via wire transfer.

(d) Location of Payment. All payments of rent shall be delivered to P.O. Box 1372, Wooster, Ohio 44691 or such other location as Landlord shall hereafter designate.

4. **USE; COMPLIANCE WITH LAWS.** The Premises shall be used by Tenant as an operations center including general operations, IT, loan processing,, and administrative and other related activities as the Tenant may reasonably determine (hereinafter "Business") and shall comply with all laws and regulations applicable to its Business and its use of the Premises.

5. **MAINTENANCE OF PREMISES.**

(a) Tenant. During the term of this Lease, Tenant shall keep the Premises in good order and in clean and sanitary condition, except for ordinary wear and tear, damage by fire or other casualty, condemnation and repairs and/or replacements which are Landlord's responsibility under this Lease. Tenant shall not

commit or suffer any act or thing on the Premises that disturbs Landlord or Landlord's customers. In addition, Tenant shall maintain any items indicated as Tenant's responsibility under Section 5(c). Notwithstanding anything to the contrary in this Section 5, Tenant shall pay for any repairs and maintenance caused by the negligence or wrongful acts of Tenant or its agents, employees, or customers but excepting any damages waived by Landlord under Section 10.

(b) Landlord During the term of this Lease, Landlord shall maintain in good order, condition and repair, and replace when necessary, (i) the roof and all other structural elements of the Premises and the building, (ii) all exterior elements and portions of the building, (iii) the drives, sidewalks, parking areas and other exterior improvements on the Premises and (iv) any common utility facilities (including, but not limited to, plumbing and wiring facilities) that serve the Premises and other portions of the building. In addition, Landlord shall maintain any items indicated as Landlord's responsibility under Section 5(c).

(c) Specific Items. Maintenance and repair of the following items are the responsibility of the party indicated:

Landlord	Tenant	
X		Exterior sweeping and cleaning.
X		Snow and ice removal.
	X	Trash removal from Premises.
	X	Heating, ventilating and air conditioning serving Premises only - ordinary repairs and maintenance. For the first and second years of the Lease, Tenant shall incur on a yearly basis the first $3,000of such ordinary repair and maintenance for the HVAC system. For the remainder of the Initial Term and any renewal term, Tenant shall incur on a yearly basis the first $1,500 of such ordinary repair and maintenance for the HVAC system.
X		Heating, ventilating and air conditioning serving Premises only - major replacement.
X		Exterior windows and doors.
	X	Interior cleaning/janitorial of Premises.
X		Electrical systems.
	X	Plumbing repairs/leaks/stoppages For the first and second years of the Lease, Tenant shall incur on a yearly basis the first $3,000 of such ordinary repair and maintenance for the plumbing. For the remainder of the Initial Term and any renewal term, Tenant shall incur on a yearly basis the first $1,500 of such ordinary repair and maintenance for the plumbing.
X		Plumbing replacements (So long as such replacements are not caused by the negligence of Tenant, Tenant's agents or guests.)
	X	Light bulb replacement.
	X	All of Tenant's personal property (including business fixtures).
X		Lawn Care.

6. **REAL ESTATE TAXES**. Real estate taxes and assessments on the Premises shall be paid by Landlord.

7. **SERVICES AND UTILITIES**. In addition to providing the maintenance and repair services required by Section 5, Tenant, at its expense, shall provide the following utilities (as indicated by checkmark below) to the Premises:

__X__ Water and sewer for normal use (Tenant's prorated share based on the Tenant's number of employees)

__X__ Electricity and lighting

___X__Heating, cooling and ventilation
___X__Trash removal
______Other __________

Tenant shall be responsible for obtaining and paying for any necessary utility services for the Premises which Landlord is not required to provide by this Section 7, including but not limited to telephone, television, and internet services. Tenant shall change the utilities into Tenant's name during the construction phase.

Tenant shall, at its own cost and expense, be entitled to install a generator to service the Premises. The exact location of the generator shall be subject to Landlord's reasonable approval. The generator shall be deemed the personal property of Tenant and shall be removable by the Tenant at the expiration of the Lease.

8. **INSURANCE**. Landlord shall maintain fire and casualty insurance on the Premises. Tenant shall maintain all fire and casualty insurance on its trade fixtures and personal property or shall self-insure with respect to Tenant's property in or upon the Premises. Tenant shall also maintain commercial general liability insurance in the amount not less than $1,000,000 for personal injury and property damage and shall name Landlord as additional insured under the liability insurance. Certificates of such insurance maintained by Tenant shall be furnished to Landlord at least annually (or at such other times as Landlord requests) and shall contain provisions prohibiting cancellation without ten days prior written notice to Landlord.

9. **INDEMNIFICATION OF LANDLORD**. Except to the extent liability is waived under Section 10, Tenant shall indemnify and hold Landlord harmless from and against any and all claims, liabilities, damages, expenses and losses, resulting from: (1) any act or omission by Tenant which breaches any of the terms or provisions of this Lease to be performed by Tenant; or, (2) injury or death of any person or damage to property occurring on or about the Premises or in conjunction with Tenant's use and occupancy of the Premises. Tenant's obligations under the foregoing indemnities shall include all costs, expenses and liabilities (including fees of attorneys and expenses of litigation) incurred in connection with any such claim, liability, damage, expense or loss.

10. **MUTUAL WAIVER OF LIABILITY AND SUBROGATION**. Landlord and Tenant hereby agree on behalf of themselves and all others claiming under them, including any insurer, to waive all claims against each other, including all rights of subrogation, for loss or damage to their respective property arising from fire, windstorm, sprinkler leakage, flood, earthquake, water damage and any of the other perils insured against in a "special form" commercial property insurance policy, regardless of whether insurance against any such perils is in force with respect of either party's property. If either party so requests, the other party shall obtain from its insurer a written waiver of all rights of subrogation against the parties to this Lease. Landlord and Tenant hereby agree to indemnify the other against all loss and expense, including reasonable attorney's fees, that it may incur as a result of the failure to obtain the waiver as provided in this Section.

11. **DAMAGE AND DESTRUCTION**. If the Premises are damaged by fire or other casualty so as to be rendered untenantable in whole or in substantial part, as reasonably determined by Landlord and the Premises cannot be repaired in 90 days, then Landlord and Tenant shall each have the option to terminate this Lease, effective as of the date of such casualty, upon giving written notice to the other. If this Lease is terminated as provided above, all rent shall cease as of the effective date of termination.

If the damage to the Premises is not substantial or if neither party exercises the right to terminate this Lease provided by this Section 11, Landlord shall promptly repair such damage and the rent shall be equitably abated, as reasonably determined by Landlord, until the Premises can be fully utilized by Tenant. If reconstruction is commenced and the damage is not repaired within 120 days after the date of the casualty, Tenant may terminate this Lease by written notice to Landlord.

If the Tenant disagrees with Landlord's determination of habitability or time for repair or the equitable rent adjustment, such matter shall be submitted to Jack Gant to act as a neutral arbitrator whose decision shall be final and binding on the parties.

12. DEFAULT. If Tenant fails to pay the rent (or any portion thereof) within five days after the same is due and if such default is not cured within five days (including weekends and holidays) after Landlord provides written notice to Tenant at Tenant's address as it appears in Section 16, such failure to pay rent shall constitute an "event of default" (hereinafter "**event of default**").

If Tenant fails in the performance of any of its obligations under this Lease *other than* payment of rent as provided in the preceding paragraph (including payment of any late payment penalty called for in Section 3(b) above), and if such default is not cured within ten days (including weekends and holidays) after such performance by Tenant was due or within ten days after Landlord sends written notice of such default to Tenant at its address as appears in Section 16, it shall constitute an **event of default**.

Upon the occurrence of an **event of default**, Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to so surrender the Premises, Landlord may, without prejudice to any other remedies, peaceably enter and take possession of the Premises. Upon Tenant's default and the retaking of the Premises by Landlord, through termination of this Lease or otherwise, Tenant shall remain liable to Landlord for the rents and other charges thereafter becoming due for the balance of the term of the Lease, less any sums that Landlord is able to receive by reletting the Premises. Landlord agrees to use reasonable efforts to mitigate its damages.

13. ENTRY AND INSPECTION. Tenant shall permit Landlord or Landlord's agent(s) to enter the Premises at reasonable times upon 24 hours advance notice to Tenant (except in an emergency) for the purposes of inspecting the condition of the Premises, making necessary or convenient repairs, or for showing the Premises to prospective tenants, purchasers or mortgagees.

14. ASSIGNMENT AND SUBLETTING. Tenant shall not assign this Lease or sublet the Premises in whole or in part without Landlord's prior written consent, while consent shall not be unreasonably withheld. An assignment for the benefit of creditors of Tenant or by operation of law shall not be effective to transfer or assign the Tenant's interest without and unless the Landlord first consents in writing. If a sublease or assignment is made as provided in this section, Tenant shall pay Landlord a charge of One Thousand Dollars ($1,000.00) to reimburse Landlord for all of the necessary legal and accounting services required. Any assignment or subletting by Tenant shall not result in Tenant being released or discharged from any liability under this Lease. As a condition to Landlord's prior written consent as provided for in this Section 14, the assignee(s) or subtenant(s) shall agree in writing to comply with and be bound by all of the terms of this Lease. Any assignment or sublease shall recite that it is and shall be subject and subordinate to the provisions of this Lease, and the termination or cancellation of this Lease shall constitute a termination and cancellation of every assignment or sublease.

15. SURRENDER OF PREMISES/HOLDING OVER.

(a) Surrender of Premises. At the end of the term of this Lease, Tenant will surrender and deliver up the Premises in as good order and condition as the same now are, or may be put by said Landlord, (ordinary wear and tear excepted).

(b) Holding Over. Should Tenant hold over in possession with the consent of Landlord after the expiration of the term of this Lease, such holding over shall not be deemed to extend the term or to renew the Lease, but the tenancy thereafter shall be from month to month only, and the rent during such period shall be 125% of the rent (excluding any additional rent) during the Fifth year of this Lease, subject to being terminated by either party at the end of any month upon thirty (30) days' prior written notice and subject to all of the other terms and conditions of this Lease.

16. NOTICES. All notices required or permitted by this Lease shall be in writing and shall be deemed given upon the earlier of (a) actual receipt at the address set forth below or (b) three (3) days after mailing by certified mail, return receipt requested, addressed to the parties at the following addresses:

IF LANDLORD, TO:
Treva Croskey
WMBC Company
P.O. Box 1372
Wooster, OH 44691

IF TENANT, TO:
D. Michael Kramer
Ohio Legacy Bank
305 W. Liberty
Wooster, OH 44691

Either party may change its notice address by giving written notice to the other in the foregoing manner.

17. **MEMORANDUM OF LEASE**. The full text of this Lease shall not be recorded by either party. Upon the request of either party, both parties shall execute and deliver a short form memorandum of this Lease in accordance with Section 5301.251 of the Ohio Revised Code for filing with the Recorder of Wayne County, Ohio.

18. **TRADE FIXTURES/SIGNEAGE**.

(a) Trade Fixtures. Any trade fixtures, fixtures, furniture, leasehold improvements, furnishings, machinery and other equipment ("Trade Fixtures") which are placed or replaced by Tenant in the conduct of its business or otherwise, whether or not attached to the Premises, shall be the property of Tenant and may be removed by Tenant at any time prior to or at the termination of this Lease; provided that the Trade Fixtures may be removed without structural harm to the Premises. Tenant shall have thirty (30) days after the expiration of the term of this Lease to remove its Trade Fixtures from the Premises and Tenant shall pay to Landlord rent for such thirty (30) day period in an amount equal to the monthly rent due during the third year of the term of the Lease. Tenant shall not be allowed to remove any heating, ventilation or air condition equipment. Upon removal, Lessee shall repair any damage to the Premises occasioned by such removal. Notwithstanding the foregoing provisions of this Section 18(a), Tenant shall not, without the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed), place any Trade Fixtures on the Premises.

(b) Signage. Tenant represents and warrants to Landlord that no sign, advertisement or notice shall be painted or affixed on the Premises by Tenant without the express written consent of Landlord and that such signage, advertisement or notice shall be installed in accordance the regulations of the City of Wooster.

19. **NUMBER**. Whenever the context of this lease requires, the singular number includes the plural. If there is more than one Tenant named in this lease, the liability of each shall be joint and several.

20. **HEADINGS**. The paragraph headings are inserted only as a matter of convenience and reference and in no way define, limit, or describe the scope and intent of this Lease nor in any manner affect this Lease.

21. **SEVERABILITY**. If any one or more of the provisions contained in this Lease or in any document executed in connection herewith (other than provisions constituting a material consideration to a party's entering into this Lease or such other document) shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired; provided, however, that in such case the parties shall use their best efforts to achieve the purpose of the invalid provision.

22. **GOVERNING LAW**. This Lease shall be governed in accordance with Ohio law.

23. **OTHER COVENANTS OF TENANT**. Tenant hereby covenants with Landlord that during the term of this Lease that:

(a) Security. Tenant alone shall be responsible for security for the leased premises, and security for its employees, its customers and its property.

(b) Cleaning. Tenant will provide cleaning and maintenance services for the Premises and shall keep the same in a good state of order and cleanliness consistent with the conditions maintained by Landlord in the remainder of its building, and Tenant shall maintain the Premises free from waste or nuisance.

(c) Parking Rules. Tenant shall require its employees to abide by the rules for parking reasonably established by Landlord. Tenant shall have the right to use the parking spaces as identified on **Exhibit B.**

(d) Alterations. Tenant will not make any openings in the roof or exterior walls, nor make any alterations, additions or improvements to the leased Premises, including initial construction and any future construction, without the prior written consent of Landlord. Consent by Landlord for non-structural alterations, additions or improvements (including, but not limited to the erection or removal of non-permanent partitions and the attachment of items to the walls, floor or ceiling, or the removal thereof), shall not be withheld unreasonably. Any such alterations, additions or improvements shall be made by Tenant at its expense.

24. MISCELLANEOUS. This Lease is the entire agreement of the parties and supersedes any prior negotiations. This Lease shall be binding upon and inure to the benefit of the parties and their heirs, personal representatives, successors and permitted assigns. No waiver of any provision of this Lease shall be effective unless in writing, and no waiver on one occasion shall constitute a waiver on any further occasion. The provisions of this Lease shall be severable and the invalidity of one provision shall not affect any other.

This Lease has been executed and delivered in Wooster, Wayne County, Ohio, effective ~~July~~ AUGUST 1, 2007.

"LANDLORD"

By: [signature]
Allen P. Reinhardt

WMBC COMPANY

By: [signature]
Robert Mapes
Partner

"TENANT"

OHIO LEGACY BANK, N.A.

By: [signature]
D. Michael Kramer
Its CEO and President

STATE OF FLORIDA :
: ss.
COUNTY OF ORANGE :

The foregoing instrument was acknowledged before me this 19 day of MAY, 2007, by Allen P. Reinhardt.

MARIA SINFOROSA B. ARAGON
MY COMMISSION # DD 573082
EXPIRES: August 1, 2010
Bonded Thru Budget Notary Services

[signature]
Notary Public

C:\Documents and Settings\Owner\Local Settings\Temporary Internet Files\Content.IE5\QUHUKP7\Commercial_Lease_Agreement_final[1].doc

AML 6/5/07

05/19/2007 SAT 15:34 [TX/RX NO 8683] 002

STATE OF OHIO :
: ss.
COUNTY OF WAYNE :

The foregoing instrument was acknowledged before me this 5 day of JUNE, 2007, by D. Michael Kramer, CEO and President of Ohio Legacy Bank, N.A., an Ohio corporation, on behalf of the company.

ERIC H. SUTHERLAND
Notary Public, State of Ohio
My Commission Expires 7-7-2010

Notary Public

STATE OF OHIO :
: ss.
COUNTY OF WAYNE :

The foregoing instrument was acknowledged before me this 22 day of May, 2007, by Robert Mapes, of WMBC Company, an Ohio partnership, on behalf of the company.

Notary Public

SANDRA DOBBS
Notary Public, State of Ohio
My Commission Expires Nov. 4, 2007

S:\Rdp\LEASES\WMBC-COM\Commercial Lease Agreement final.doc

EXHIBIT A

[Premises description]

EXHIBIT B

[Parking Spaces]